Exhibit D-8.1


STATE OF NORTH CAROLINA
UTILITIES COMMISSION
RALEIGH

DOCKET NO. E-22, SUB 385


BEFORE THE NORTH CAROLINA UTILITIES COMMISSION

In the Matter of
Petition By Virginia Electric and
Power Company, dba North
Carolina Power, for  Approval of
Certain Exemptions and/or
Contracts with Affiliates
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PETITION FOR APPROVAL
OF CONTRACTS WITH
AFFILIATE AND FOR
TRANSFERS OF ASSETS
AND LIABILITIES TO
AFFILIATE AND
EXEMPTION OF FUTURE
SIMILAR TRANSFERS
FROM
G. S. 62-153


	By Order
of the North Carolina Utilities Commission (the "Commission") dated July 27, 2000 in the instant proceeding, the Commission approved under
G. S 62-
153: (1)
that certain agreement between Dominion Resources Services, Inc.
("DRS"),
Consolidated Natural Gas Service Company, Inc. ("CNG Service") and
Virginia
Electric
and Power Company, dba North Carolina Power ("NC Power"), (the
"Original
Services
Agreement") and (2) that certain agreement between NC Power and DRS
("Original
Support Agreement"), both filed with and made part of such proceeding.
The
Commission imposed, as a condition to the Order approving the Original
Services
Agreement and Original Support Agreement, a requirement that no changes be made to the terms and conditions of the Original Services Agreement or the Original
Support
Agreement without prior Commission approval in this docket.
The
parties to the Original Services Agreement now wish to replace that agreement with a new service agreement that reflects the proposed merger of DRS and
CNG Service and the adoption of certain modified allocation methodologies which will more accurately reflect the operations of the companies to whom services are provided.
Accordingly, NC Power hereby requests Commission approval of the new service agreement between DRS and NC Power, a true copy of which is attached hereto as
Exhibit 1 (the "New Services Agreement") and NC Power requests Commission authorization to terminate the Original Services Agreement. The parties to the
Original
Support Agreement wish to make certain revisions to that agreement in order to reduce the number of services covered by the agreement and to clarify certain aspects of the agreement's cost allocation methodologies. Accordingly, NC Power hereby requests
Commission approval of a new support agreement, a true copy of which is attached hereto as Exhibit 2 ("New Support Agreement") and authorization to terminate the
Original Support Agreement.
	The
reduction in NC Power services to DRS reflects successful efforts to transfer those services from NC Power to DRS and to staff DRS with employees associated with those services. It is necessary also to transfer to DRS certain NC Power general plant assets and equipment under capital leases associated with those services and employees and certain employee benefit-related assets and liabilities. Accordingly, NC
Power and
DRS hereby request the Commission to approve the transfer of those assets and liabilities. Finally, NC Power requests the Commission to exempt similar future transfers from the requirements of G. S. 62-153.
In
support of this Petition, NC Power respectfully states as follows:
Petitioners

1.	NC Power
is a Virginia public service corporation providing electric service to customers in its service territory in Virginia and North Carolina.
NC Power is
a wholly-owned subsidiary of Dominion Resources, Inc. ("Dominion").
Dominion is
a
"holding company" as defined in the Public Utility Holding Company Act of 1935
("1935 Act") and is subject to regulation as such by the Securities and Exchange
Commission ("SEC"). DRS and CNG Service also are subsidiaries of Dominion. The attorneys of record for NC Power are:
Edward L. Flippen
Stephen H. Watts, II
Kodwo Ghartey-Tagoe
McGuireWoods, LLP
One James Center
901 East Cary Street
Richmond, Virginia 23219
(804) 775-1000 (Phone)

Pamela Johnson
Sharon L. Burr
Jill Hayek
Dominion Resources Services, Inc.
P.O. Box 26666
Richmond, Virginia 23261-6666
(804) 771-3549 (Phone)
NC Power's address is:
Virginia Electric and Power Company
701 East Cary Street
Richmond, Virginia 23219
New Services Agreement
2.Under the 1935 Act, registered holding companies are prohibited from performing services for or selling goods to their subsidiaries. One of the benefits of a holding company structure, however, is that the members can operate more efficiently by sharing the cost of centralized services. In order to allow registered holding companies to take advantage of such efficiencies, the SEC has authorized registered holding companies to establish a service company subsidiary to provide centralized services to the registered holding company and its subsidiaries. 1935 Act, Section 13(b) and Rule 88.
3.Consolidated Natural Gas Company ("CNG") established such a subsidiary, CNG Service, to perform centralized services for CNG subsidiaries at their election. Additionally, in anticipation of becoming a registered holding company in connection with its acquisition of CNG, Dominion established a service company subsidiary, DRS, to offer centralized services for Dominion and its subsidiaries
("Dominion Companies"). When DRS became operational, it had no experience with operations of a centralized service company under the 1935 Act. Additionally, at such time CNG Service had no experience with the provision of services to the types of business operations, including major electric generation, transmission and distribution businesses, owned by Dominion. Under these circumstances it was not realistic for either such service company to be the exclusive provider of centralized services for all of the
Dominion Companies. Accordingly, the Commission and the SEC each granted authority for DRS and CNG Service to operate in tandem under the Original
Services
Agreement, so that all of the Dominion Companies would be able to obtain from
DRS
and CNG Service those services necessary to meet their needs.
4.On December 15, 1999, the SEC issued an Order Authorizing Acquisition of Public Utility Companies and Related Transactions; Approving Service Company
Arrangements; and Reserving Jurisdiction in which it, in part, approved the formation of
DRS and the participation of DRS, CNG Service and NC Power in the Original
Services
Agreement and the participation by DRS and NC Power in the Original
Support
Agreement (Dominion Resources, Inc and Consolidated Natural Gas
Company, Release
No. 35-27113; 70-9477) (the "SEC Order"). The SEC Order provides, in part, for
Dominion to submit a revised centralized services agreement to the SEC for a supplemental order on or before February 1, 2001. Pursuant to the SEC Order, the revised service agreement is to reflect the consolidation of most services into a single service provider, together with any requested amendments and modifications designed to reflect the efficiencies and administrative synergies of the combined operations of
Dominion and CNG. In order to comply with the SEC Order, DRS and CNG Service propose to merge effective January 1, 2001, with DRS being the surviving entity.
DRS
would then be the sole subsidiary service company for the Dominion
Companies.
5.In order to reflect the merger of DRS and CNG Service described above,
NC Power proposes to terminate the Original Services Agreement, which would be replaced by the New Services Agreement. In addition to changes reflecting the consolidation of DRS and CNG Service, certain of the allocation provisions have been modified to better align the allocation bases with the cost drivers of the services. A detailed description and explanation of these modifications is contained in
Exhibit 3.  A
blacklined version of the New Services Agreement compared to the Original
Services
Agreement is contained in Exhibit 4.
New Support Agreement
6.The Original Support Agreement was established to enable DRS to obtain from NC Power certain services necessary for DRS to provide centralized services to the
Dominion Companies. The SEC Order also provided that any revisions to the
Original
Support Agreement were to be reflected in the Dominion filing to be made with the SEC by February 1, 2001. DRS has determined that, although it no longer needs, or will not need as of January, 2001, all of the services contemplated by the Original
Support
Agreement, it will continue to need certain services from NC Power covered by that agreement. DRS and NC Power have identified a number of services that should be removed from the agreement (Auditing, Legal, Employee/Benefits/Pension Investment,
Executive and Administration, Environmental Compliance, Exploration and Development, Risk Management, Tax and Treasury/Finance), as well as certain other revisions that should be made to clarify the agreement's cost allocation methodologies.
In order to make these revisions, DRS and NC Power propose to terminate the
Original
Support Agreement and replace it with the New Support Agreement between DRS and
NC Power. A blacklined version of the New Support Agreement compared to the
Original Support Agreement is contained in Exhibit 5.
7.As proposed, immediately upon the merger of DRS and CNG Service, (a) the Original Services Agreement would be terminated, and NC Power and DRS would replace it by executing the New Services Agreement in the form of
Exhibit 1; and
(b) the
Original Support Agreement would be terminated and NC Power and DRS would replace it by executing the New Support Agreement in the form of Exhibit 2. Therefore,
NC
Power and DRS request this Commission to approve the New Services
Agreement and
New Support Agreement under the Affiliates Act, such that NC Power and DRS may enter into the New Services Agreement and New Support Agreement without the need to file for further approval from the Commission.
Transfer of NC Power Assets and Liabilities to DRS
8.Since the Original Services Agreement became effective, NC Power and DRS have worked to reduce the number and types of services that DRS needs from
NC
Power. As a result of this effort, a number of services have been transferred
(or will be
transferred as of January 1, 2001) from NC Power to DRS, such that DRS is able to reduce the list of services covered by the Original Support Agreement, as stated above.
As this effort has progressed, DRS has become, or will become by January 1,
2001,
staffed with employees to perform the transferred services. It is necessary also for certain
NC Power assets associated with the transferred services to be transferred to
DRS, as
well.
9.NC Power proposes to transfer three primary classes of assets to DRS:
(a)
general plant; (b) equipment covered under capital leases and (c) certain employee benefit-related assets and liabilities. General plant to be transferred includes office furniture and fixtures, data processing equipment hardware, communications equipment and miscellaneous equipment. The data processing equipment includes personal computers owned by NC Power, as well as printers, fax machines and other peripheral-type equipment. The communications equipment includes telephone system, voice mail system, microwave radio and fiber optic transceiver assets. The equipment covered by capital leases is primarily personal computers. The general plant assets are currently accounted for by using mass asset accounting. As a result, the assets to be transferred have been determined based on an allocation as described below. The asset amounts to be transferred to DRS were determined by first identifying those NC Power locations that house DRS employees. Calculations of the total gross amounts of general plant were made for each location. These costs were allocated to DRS based on head counts.
A
proportionate share of the depreciation was allocated to the assets to be transferred.
Assets held under capital leases were assigned to DRS based on a head count of the total number of DRS employees. An estimated summary of these assets to be transferred is contained in Exhibit 6. A schedule showing the estimated journal entries accounting for the transfer of these NC Power assets to DRS is contained in Exhibit 7. Finally, certain employee benefit-related accounts relating to benefits of employees and executives of NC
Power that are now employees of DRS need to be transferred to DRS. Beginning on the date of employee transfer, the accruals for such benefits have been recorded at
DRS.
However, amounts previously accrued for these employees/executives are still reflected on the books of NC Power. As ultimate payment of such benefits will be made from
DRS, assets and liabilities associated with these employee benefits which have been accumulated at NC Power should be transferred to DRS. A schedule showing the estimated journal entries accounting for the transfer of these employee benefit-related assets and liabilities is contained in Exhibit 8. In the future, DRS expects to continue its efforts to develop its own capacity to perform services covered by the New
Support
Agreement. As that occurs, and as DRS staffs accordingly, the need will continue to arise for additional general plant assets, assets under capital leases and employee benefit-related assets and liabilities to be transferred from NC Power to DRS. NC Power and
DRS respectfully request the Commission to exempt such future transfers of assets and liabilities from the approval requirements of G. S. 62 153 so long as such transfers are conducted in accordance with the procedures approved by the Commission in this proceeding, timely reports of such transfers are submitted to the Commission, and subject to such other limitations as the Commission determines are appropriate. 10.In order for DRS to be able to perform the services that will no longer be performed by NC Power beginning January 1, 2001, DRS needs to acquire the assets and liabilities proposed to be transferred from NC Power described above. NC Power and
DRS request the Commission to approve the transfer of assets and liabilities, as proposed.
WHEREFORE, NC Power respectfully requests the Commission to issue an order; (a) approving the New Services Agreement and the New Support Agreement,
(b)
terminating the Original Services Agreement and the Original Support
Agreement,
(c)
approving the proposed transfer of NC Power assets and liabilities to DRS, all effective on the later of January 1, 2001 or the closing of the merger between DRS and CNG
Service; and (d) exempting future similar transfers of assets and liabilities from NC
Power to DRS from the prior approval requirements of G. S. 62-153.


Respectfully submitted this 22nd day of September, 2000.

VIRGINIA ELECTRIC AND POWER
COMPANY, dba NORTH CAROLINA
POWER



By:  Stephen H. Watts, II
Counsel for North Carolina Power

Edward L. Flippen
Kodwo Ghartey-Tagoe
Stephen H. Watts, II
McGuireWoods, LLP
One James Center
901 East Cary Street
Richmond, Virginia 23219

Pamela Johnson
Sharon L. Burr
Jill Hayek
Dominion Resources Services, Inc.
P.O. Box 26666
Richmond, Virginia 23261-6666

VERIFICATION

I am attorney representing VIRGINIA ELECTRIC AND POWER COMPANY, dba North Carolina Power ("NC Power"), in connection with its Petition for
Approval of
Contracts with Affiliate and Transfers of Assets and Liabilities to Affiliate in
Docket No.
E-22, Sub 385; I am authorized on behalf of NC Power to submit this Petition on its behalf; I am familiar with the contents of said petition; and the statements of fact contained therein are true and correct to the best of my knowledge.

Stephen H. Watts, II

Subscribed and sworn to me this 22nd day of September, 2000.

Carol A. Rifenberrick
Notary Public

My Commission Expires:December 31, 2000